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                                                                    EXHIBIT 4.02



                          FIRST SUPPLEMENTAL INDENTURE

                            dated as of April 4, 1997

                                     between

                            EXCEL REALTY TRUST, INC.

                                       and

       STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


                     --------------------------------------
                             SENIOR DEBT SECURITIES
                                       of
                            EXCEL REALTY TRUST, INC.
                     --------------------------------------


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         THIS FIRST SUPPLEMENTAL INDENTURE is entered into as of April 4, 1997 by and between Excel Realty Trust, Inc., a Maryland corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee").

         WHEREAS, the Company and The First National Bank of Boston ("FNBB") entered into that certain Indenture dated as of May 8, 1995 (the "Indenture"), relating to the Company's senior debt securities;

         WHEREAS, the Trustee succeeded to all or substantially all of the corporate trust business of FNBB and thereby became the successor of FNBB under the Indenture;

         WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this First Supplemental Indenture to amend certain existing provisions or add certain additional provisions to the Indenture for the benefit of Holders of all series of Securities created on or after the date of this First Supplemental Indenture; and

         WHEREAS, the Company and the Trustee are authorized to enter into this First Supplemental Indenture;

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         Section 1. Relation to Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         Section 3. Certain Definitions. Section 101 of the Indenture is amended so that the following definitions are amended and restated, or added, as applicable, in alphabetical order:

                  "Net Operating Income" means, with respect to any property, the gross revenues derived from such property less direct property operating expenses (but excluding depreciation, debt service, general and administrative expenses, and any other such items of a non-recurring nature).

                  "Total Assets" as of any date means the greater of (a) the sum of (i) property Net Operating Income divided by 0.0975 and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding intangibles), or (b) the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding intangibles).

         Section 4. Restrictions on Dividends and Other Distributions. Section 1005 of the Indenture is deleted in its entirety.


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         Section 5. Counterparts. This First Supplemental Indenture may be
executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         Section 6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 7. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the second and fourth recitals as they appear as they apply to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       EXCEL REALTY TRUST, INC.



                                       By:/s/ RICHARD B. MUIR
                                          -------------------------
                                          Name: Richard B. Muir
                                          Title: Executive Vice President


[SEAL]

Attest:


/s/ GRAHAM R. BULLICK
------------------------
Name: Graham R. Bullick
Title: Assistant Secretary



                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A., as Trustee



                                       By:/s/ SCOTT EMMONS
                                          ----------------------
                                          Name: Scott Emmons
                                          Title: Assistant Vice President

[SEAL]

Attest:



/s/ JEANIE MAR
---------------------
Name: Jeanie Mar
Title: Assistant Vice President


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